As filed with the Securities and Exchange Commission on November 9, 2000

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ANADIGICS, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                     22-2582106
---------------------------------           ------------------------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

35 Technology Drive, Warren, New Jersey                  07059
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

            1995 LONG-TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED
                            (Full title of the plans)

                                Dr. Bami Bastani
                      Chief Executive Officer and President
                                 ANADIGICS, Inc.
                               35 Technology Drive
                            Warren, New Jersey 07059
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (908) 668-5000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                             Stephen A. Greene, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005


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                                         CALCULATION OF REGISTRATION FEE


                                Proposed Proposed
       Title of                                      Maximum               Maximum
   Securities to be           Amount to             Offering              Aggregate               Amount of
      Registered                 be                 Price Per              Offering             Registration
                             Registered               Share                 Price                    Fee
------------------------ -------------------- ---------------------- --------------------- ------------------------

Common Stock (par              750,000(1)            $24.3125(2)           $18,234,375             $4,813.88
     value $0.01 per
     share)




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

(1) Represents the maximum number of additional shares as to which options may be granted under the 1995 Long-Term Incentive and Share Award Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low price per share of the Registrant's Common Stock on November 6, 2000 as reported on the Nasdaq Stock Market.

                                EXPLANATORY NOTE


     ANADIGICS, Inc. ("Company," "we" or "us") has prepared this Registration Statement (the "Registration Statement") in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 750,000 shares of our common stock, which will be awarded to eligible persons under our 1995 Long-Term Incentive and Share Award Plan, as amended ("Plan").


                          INCORPORATION OF CONTENTS OF
                       REGISTRATION STATEMENT BY REFERENCE


     A registration statement on Form S-8 (File No. 33-91750) was filed with the Securities and Exchange Commission ("SEC") on May 5, 1995 covering the registration of 850,000 shares initially authorized for issuance under the Plan (subsequently adjusted to 1,275,000 shares to give effect to the three-for-two stock split on January 30, 1997). A registration statement on Form S-8 (File No. 333-32533) was filed with the SEC on July 31, 1997 covering the registration of an additional 1,500,000 shares pursuant to the Plan increasing the number of shares registered under the Plan to 2,775,000 shares. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 750,000 shares under the Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 33-91750 and 333-32533) are incorporated herein by reference.

     The current registration of 750,000 shares will increase the number of shares registered under the Plan from 2,775,000 shares (subsequently adjusted to 4,162,500 shares to give effect to the three-for-two stock split on January 27,
2000) to 4,912,500 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

          5.1      Opinion of Cahill Gordon & Reindel.

          10.1     1995 Long-Term Incentive and Share Award Plan, as amended.

          23.1     Consent of Ernst & Young LLP.

          23.2     Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

          24.1     Powers of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey on November 9, 2000.

                                    ANADIGICS, INC.


                                    By: /s/ Dr. Bami Bastani
                                        --------------------------------
                                         Dr. Bami Bastani
                                         Chief Executive Officer
                                         and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                          Title                               Date


/s/    Dr. Bami Bastani                         Chief Executive Officer and                          November 9, 2000
---------------------------------------         President; Director
Dr. Bami Bastani

/s/    Tom C. Shields                           Senior Vice President and Chief                      November 9, 2000
---------------------------------------         Financial Officer; (Principal
       Tom Shields                              Financial and Accounting Officer)


/s/    Ronald Rosenzweig                        Chairman of the Board of Directors;                  November 9, 2000
---------------------------------------
Ronald Rosenzweig                               Director

/s/    Paul S. Bachow                           Director                                             November 9, 2000
---------------------------------------
Paul S. Bachow

/s/    David Fellows                            Director                                             November 9, 2000
---------------------------------------
David Fellows

/s/    Harry T. Rein                            Director                                             November 9, 2000
---------------------------------------
Harry T. Rein

/s/    Lewis Solomon                            Director                                             November 9, 2000
---------------------------------------
Lewis Solomon

/s/    Dennis Strigl                            Director                                             November 9, 2000
---------------------------------------
Dennis Strigl


                                      S-1